EAST COAST VENTURE CAPITAL, INC.

                                 CODE OF ETHICS



I.       PREAMBLE

                  The officers, directors and other "affiliated" persons (as that term is defined in the Investment Company Act of 1940, as amended) of East Coast Venture Capital, Inc. (the "Company") will in varying degrees participate in, or be aware of, decisions made to implement the investment objectives and policies of the Company. The relationship thus created mandates adherence to the highest standards of conduct and integrity by each and every director, officer or other affiliate of the Company. The establishment of high standards of behavior is intended to prevent any intentional or unintentional transgression, while not unnecessarily interfering with the privacy and freedom of the individuals concerned. This Code of Ethics has therefore been adopted by the Board of Directors of the Company.


II.      SCOPE

                  It is intended that all investments or investment practices involving a possible conflict of interest will be avoided so as to prevent any impairment of any person's independence in making investment decisions for the Company, and to avoid any use for the benefit of a personal account (as hereinafter defined) of information relating to a transactions recommended to the Company.


III.     APPLICABILITY

                  Except as otherwise provided in Section VI hereof, the provisions of this Code shall apply to all "access persons" as that term is defined below.


IV.      DEFINITIONS

                   A. "Access person" shall mean any director, officer or advisory person of the Company.

                   B. "Act" shall mean the Investment Company Act of 1940, as amended.

                   C. "Advisory person" of the Company shall mean:

                      (i) Any employee of the Company (or of any company in a control relationship to the Company) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the making of any loan or


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         investment by the Company,  or whose functions  relate to the making of any recommendations with respect to such loans or investments; and

                      (ii) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the making of loans or investments.

                   D. "Beneficial ownership" of securities by any person subject to this Code shall mean ownership of record and beneficially and also direct or indirect beneficial interest in securities, including all securities in the name of, or for the direct or indirect benefit of, such person's spouse, minor children, or any individual living with him or her or to whose support such person substantially contributes; and such term shall be interpreted in the same manner as it would be in determining the applicability of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                   E. "Control" shall have the meaning set forth in Section 2(a)(9) of the Act.

                   F. "Disinterested director" shall mean a director who is not an "interested person" as defined in Section 2(a)(19) of the Act.

                   G.  "Interested  person"  shall have the meaning set forth in
Section 2(a)(19) of the Act.

                   H. "Personal account" of any person subject to this Code shall mean: (i) accounts as to which such person has beneficial ownership; (ii) accounts of any other individual or entity whose accounts are managed or controlled by or through such person; and (iii) accounts of any other individual or entity to whom such person gives advice in regard to the acquisition or disposition of securities, other than the Company; provided, however, that the term "personal account" shall not be construed in a manner which would impose limitations or restrictions upon the normal conduct of business by directors, officers, employees and affiliates of the Company.

                   I. "Purchase or sale of a security" shall include, among other things, the writing of an option to purchase or sell a security.

                   J.  "Required  majority"  shall have the meaning set forth in
Section 57(o) of the Act.

                   K. "SBA Regulations" shall mean the regulations of the Small Business Administration, as from time to time in effect.

                   L. "SEC" shall mean the Securities and Exchange Commission.

                   M.  "Security"  shall  mean any  "security",  as  defined  in
Section 2(a)(36) of the Act, that is issued by a Small Business, and shall include loans as defined in the SBA Regulations, except that it shall not include securities issued or guaranteed by the government of


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the  United  States,   bankers'  acceptances,   bank  certificates  of  deposit,
commercial paper and shares of registered open-end investment companies.

                   N. "Security held or to be acquired" by the Company shall mean any security which, within the most recent 15 days, (i) is or has been held by the Company, or (ii) is being or has been considered by the Company for purchase by the Company.

                   O. "Small Business" shall have the meaning set forth in the SBA Regulations.


V.       STANDARDS OF CONDUCT

                   A. CONFLICT OF INTEREST- GENERAL RULE.In any matter involving both the personal account of an access person and securities held or to be acquired or sold by the Company, the access person shall resolve any conflict of interest which is known to such person or which is reasonably to be anticipated by such person in favor of the Company.


                   B. PROHIBITED TRANSACTIONS.

                      1. PURCHASE OR SALES OF SECURITIES. Except as otherwise provided in Section VI hereof, (i) officers and employees of the Company shall not knowingly contract to purchase or sell any security of an issuer for a personal account during the period that the security (or a security which is convertible into such security) is held or is to be acquired by the Company, and
(ii) if a director or other affiliated person of the Company (other than an officer or employee) acquires actual knowledge that the Company is in the process of purchasing or selling the securities of a particular issuer or that it contemplates such a purchase or sale, he shall not knowingly purchase or sell such security (or of a security into which such security is convertible) for his personal account until he has ascertained that the Company's purchasing or selling program with respect to such securities has been limited or completed or deferred. Subject to the foregoing, no director or other affiliated person of the Company is prohibited from purchasing any security that is the same as any security purchased by the Company, after the Company's purchasing program is limited or completed, provided such purchase is on terms no more favorable than those applicable to the Company's purchase.


                      2. CERTAIN ACTIONS AND REPRESENTATIONS. Access persons, in connection with the direct or indirect purchase or sale of a security for a personal account (which security, within the most recent 15 days, is or has been held by the Company or is being or has been considered for purchase for the Company's portfolio) may not:

                          (1) employ any  device,  scheme or artifice to defraud
                              the Company;

                          (2) make any untrue  statement  of a material  fact to
                              the Company or omit to state to the Company a material fact


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                              necessary in order to make any statements made, in
                              light of the circumstances under which they are made, not misleading;

                          (3) engage in any act, practice, or course of business
                              which operates or would operate as a fraud or deceit upon the Company; or

                          (4) engage in any  manipulative  practice with respect
                              to the Company.


                      3. FAVORED TREATMENT; GIFTS. An access person shall not solicit or accept any offer by any person whereby he would be enabled to purchase or sell any security of an issuer other than the Company at a price or under conditions more favorable than those obtainable or offered to the Company, unless the Company has previously determined that it will not pursue a transaction involving such security. Each access person understands that pursuant to Sections 17(e)(1) and (2) of the Act, (a) acting as the agent of the Company, he may not receive compensation (other than a regular salary from the Company) from any source for the purchase or sale of any security to or for the Company; and (b) acting as a broker in connection with the sale of securities to or by the Company, he may not receive commissions, fees or other remuneration in excess of the usual and customary broker's commission if the sale is effected on a securities exchange, 2% of the sales price if the sale is effected in connection with a secondary distribution of such securities or 1% of the purchase or sale price of such securities if the sale is otherwise effected unless the SEC permits a larger commission.


                      4. DISCLOSURE OF MATERIAL PERSONAL INTERESTS. An access person shall not recommend or authorize the holding, purchase or sale of any security by the Company without first disclosing to one or more disinterested directors the existence of any material (in relationship to personal financial circumstances) personal interest in such security.


VI.      EXEMPTED TRANSACTIONS

                   The prohibitions of Section V.B.1. shall not apply to:

                   A. purchases or sales of securities currently held or to be acquired by the Company (or a security into which a security held or to be acquired by the Company is convertible) which receive prior written approval of the required majority of the Company's directors, upon the request of the potential purchaser or seller; in determining whether to give such prior written approval, the required majority of directors shall take into account whether the proposed transaction is likely (i) to impair the potential purchaser's ability to be independent in making investment decisions, (ii) to effect the market price for the security in question, or (iii) to benefit from market reaction to the portfolio transactions of the Company;


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                   B. purchases or sales which are involuntary or non-volitional on the part of either the access person or the Company (e.g., liquidation or merger), or investments for the account of an access person over which such person has no direct or indirect influence or control (e.g. discretionary accounts);

                   C. purchases of securities which are part of an automatic dividend reinvestment plan; and/or

                   D. purchases of securities effected upon the exercise of subscription rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired directly from such issuer, and sales of such rights so acquired.


VII.     REPORTING REQUIREMENTS

                   A. REQUIREMENTS.

                      1. Not later than three (3) days before each securities transaction proposed to be made by the Company, it shall notify each access person of such transaction.

                      2. Pursuant to Rule 17j-1 of the general rules and regulations of the SEC under the Act, each access person shall submit a report, within ten (10) days after the end of each calendar quarter, to the Chief Executive Officer of the Company or to an officer designated by him. Such report shall indicate each transaction in the same securities as are described in any notice from the Company pursuant to Section VII.A.1. that was effected during the preceding period for such access person's personal account or for accounts in which he has any direct or indirect beneficial ownership (unless such transaction is exempted by Section VI.). If no such transaction took place no report will be required.

                      3. All reports by access persons will be reviewed regularly by the Chief Executive Officer of the Company or an officer designated by him. The reports, together with a report of any violations of this Code, will, as required by Rule 17j-1, be available for inspection by the SEC staff, but will otherwise be afforded confidential treatment. A sample report is attached hereto as Exhibit A.

                   B. EXCEPTIONS. Any access person by virtue of his position as a director of the Company who is not an "interested person" of the Company need not file a report, except where he knows or, in the ordinary course of fulfilling his official duties should have known, that during the 15 day period immediately preceding or after the date of a transaction in a security for his personal account, such security is or was purchased or sold by the Company or is or was considered by the Company.


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VIII.    SANCTIONS

                   Violation of this Code by an officer or employee of the Company is grounds for dismissal.


IX.      INTERPRETATION AND EXCEPTIONS

                   Any questions regarding the applicability, meaning or administration of this Code shall be referred by the person concerned to the Chief Executive Officer of the Company or to a disinterested director who has no financial interest in the transaction in advance of any contemplated transaction. Exemptions will be granted (in addition to those pursuant to Section VI hereof) by said person if, in his judgment, the fundamental obligation of the person involved is not compromised.


X.       ACCEPTANCE

                   Each person to whom this Code applies shall receive a copy of same. Any amendments to this Code shall be similarly furnished to each person to whom this Code applies. Each officer, director and employee of the Company to whom this Code applies shall sign a statement that he has read this Code and will abide by it. A form of the Statement is attached hereto as Exhibit B.


XI.      EFFECTIVE DATE

                   The provisions of this Code shall become effective on and after May 1, 1998, and amendments shall become effective when promulgated.


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                                                                       EXHIBIT A


                  REPORT ON PERSONAL TRANSACTIONS IN SECURITIES
                  DURING QUARTER ENDED ________________________

                 (Pursuant to Investment Company Act Rule 17j-1)

                                       of

                ------------------------------------------------
                             Name of Access Person*
                        EAST COAST VENTURE CAPITAL, INC.


 This Report  should be filed  with the Chief  Executive  Officer  of East Coast
   Venture Capital, Inc. within ten (10) days after the end of the quarterly period covered by the Report.


Name of Security Purchased
or Sold (Indicate "P" for                                            Date of
Purchase or "S" for Sale)               Quantity                   Transaction
-------------------------               --------                   -----------





------------------
* An access person who is not an "interested person" of East Coast Venture Capital, Inc. need not file this Report unless such person knows or, in the ordinary course of fulfilling his official duties for East Coast Venture Capital, Inc., should have known that during the 15 day period immediately preceding or after the date of a transaction in a security for his personal account, such security is or was purchased or sold by East Coast Venture Capital, Inc. or is or was considered by East Coast Venture Capital, Inc.


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                                                                       EXHIBIT B


                   Statement Concerning the Code of Ethics of

                        EAST COAST VENTURE CAPITAL, INC.



                  The undersigned hereby certifies that he has read and will abide by the Code of Ethics dated as of May 1, 1998 or as subsequently amended, and that he knows that a violation of such Code may also constitute a violation of federal securities laws and regulations which may subject him to civil liabilities and criminal penalties. If the undersigned is an officer or employee of East Coast Venture Capital, Inc., he acknowledges that his failure to observe such provisions of said Code shall be a basis for his dismissal for cause.






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